UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): January 24, 2006

ITT EDUCATIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana	46032-1404

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 24, 2006, the Board of Directors of the Registrant elected Samuel L. Odle to serve as a director on the Registrant’s Board of Directors. Mr. Odle will also serve on the Audit Committee of the Registrant’s Board of Directors. There are no arrangements or understandings between Mr. Odle and any other person pursuant to which Mr. Odle was elected to the Board of Directors. Since January 1, 2005, Mr. Odle has not entered into any transaction in which he has a direct or indirect material interest and in which the Registrant or any subsidiary of the Registrant is also a party, and Mr. Odle is not currently considering any such transactions. A copy of the press release issued by the Registrant announcing the election of Mr. Odle to the Registrant’s Board of Directors is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release dated January 24, 2006 announcing the election of Samuel L. Odle to the Registrant’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2006

ITT Educational Services, Inc.

By:	/s/ Clark D. Elwood
Name: Clark D. Elwood
Title: Senior Vice President,

General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated January 24, 2006 announcing the election of Samuel L. Odle to the Registrant’s Board of Directors.

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